Exhibit 10.6

Lazard FrÈres & CO. LLC 30 ROCKEFELLER PLAZA NEW YORK, NY 10020 PHONE 212-632-6000 www.lazard.com

June 30, 2009

Freedom Group, Inc.
870 Remington Drive
Madison, NC 27025-0700

Ladies and Gentlemen:

This letter confirms the retention of Lazard Frères & Co. LLC (“Lazard”) to act as investment banker to Freedom Group, Inc. (the “Company”) to provide financial advice with respect to the proposed issuance of debt by the Company or any subsidiary thereof having an aggregate amount of at least $200 million (the “Debt Issuance”) and the potential initial public offering of common equity securities of the Company or any subsidiary thereof (the “IPO”). Each of the Debt Issuance and the IPO may be reffered to herein individually or jointly as a “Financing”. By signing this letter, we hereby accept our appointment as your investment banker under the terms hereof.

We will act with respect to the foregoing until the earlier of the completion date of both the Debt Issuance and the IPO and one year from the date hereof, subject to the following conditions:

1.                                       We will, as necessary and requested, assist the Company in its evaluation of a Financing, including the timing, structure and size of the Financing. For the avoidance of doubt, our services hereunder will not include assistance in execution of a Financing.

2.                                       You will furnish or cause to be furnished to us such current and historical financial information and other information regarding the business of the Company and any relevant subsidiary as we may request. You represent and warrant to us that all of the foregoing information will be accurate and complete at the time it is furnished, and you agree to keep us advised of all material developments affecting the Company and any relevant subsidiary. In connection with our activities hereunder, you authorize us to make appropriate use of such information, including discussing it with any third parties as to whom we may mutually agree.

3.                                       In consideration of our services, you agree to pay us the following fees:

(i)            a fee, payable upon consummation of the Debt Issuance, of $600,000, and

(ii)           a fee, payable upon consummation of the IPO, of $400,000.

PARIS     LONDON     NEW YORK     AMSTERDAM     ATLANTA     BEIJING     BORDEAUX     BOSTON     BRISBANE     CHICAGO     FRANKFURT

HAMBURG      HONG KONG       HOUSTON      LOS ANGELES      LYON      MADRID      MELBOURNE       MILAN       MINNEAPOLIS       MONTREAL      MUMBAI

ROME       SAN FRANCISCO       SÂO PAULO      SEOUL     SHANGHAI       SINGAPORE       STOCKHOLM       SYDNEY       TOKYO       TORONTO        ZURICH

In the event of any extension or modification of our engagement hereunder, you will pay us such additional fees as may be mutually agreed in writing. In the absence of any such written extension or modification, no more than $1,000,000 in fees shall be payable pursuant to this agreement.

4.                                       You agree to reimburse us periodically, upon request, for all our reasonable expenses incurred in connection with this engagement; provided that reimbursable expenses hereunder in connection with each Financing shall not exceed 5% of the fee payable pursuant to paragraph 3 in connection with such Financing unless approved in advance by the Company (which approval shall not be unreasonably withheld). Generally these expenses include travel costs, document production and other expenses of this type, and, if approved in advance by the Company (such approval not to be unreasonably withheld), will also include the reasonable fees of outside counsel and other professional advisors. We will provide separate invoices for the expenses related to each of the Financings. All payments to be made by you pursuant to this agreement shall be made promptly after receipt of invoices for such payments.

5.                                       No fee payable to any third party, by you or any other person or entity in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.

6.                                       Simultaneously herewith, the parties hereto are entering into an indemnification letter (the “Indemnification Letter”) in the form attached hereto. The Indemnification Letter shall survive any termination or expiration of this agreement.

7.                                       Our engagement hereunder may be terminated by you or us at any time without liability or continuing obligation to you or us, except that, following such termination or any expiration of this agreement, we shall remain entitled to any fees accrued pursuant to paragraph 3 but not yet paid prior to such termination or expiration, as the case may be, and to reimbursement of expenses incurred prior to such termination or expiration, as the case may be, as contemplated by paragraph 4 hereof. In addition, in the case of termination by the Company (other than for cause, as reasonably determined by the Company) prior to the expiration of this agreement and in the case of expiration of this agreement, we shall remain entitled to full payment of all fees contemplated by paragraph 3 hereof in respect of any Financing consummated during the period from the date hereof until one year following such termination or expiration of this agreement.

8.                                       Any financial advice, written or oral, rendered by us pursuant to this agreement is intended solely for the benefit and use of senior management and the Board of Directors of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be disclosed publicly or made available to third parties (other than disclosures as necessary to your officers, directors and legal and accounting advisors who are required to maintain the confidentiality thereof) without the prior written consent of Lazard. Notwithstanding the foregoing, nothing herein shall prohibit you from disclosing (a) to any and all persons the tax treatment and tax structure

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of any Financing and the portions of any materials that relate to such tax treatment or tax structure; and (b) any such information as required by applicable law, rule, regulation or compulsory legal process, including in connection with the Financings, subject to prior consulation with us regarding the form and scope of such disclosure to the extent practicable. Lazard will not be responsible for and will not provide you with any tax, accounting, actuarial, legal or other specialist advice.

9.                                       The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company, Lazard and any other person entitled to indemnity under the Indemnification Letter.

10.                                 Lazard has been retained under this agreement as an independent contractor, and it is understood and agreed that this agreement does not create a fiduciary relationship between Lazard and the Company or its management or Board of Directors.

11.                                 In carrying out services hereunder, Lazard may, as it considers appropriate, draw upon the resources of and involve as agent other members of the Lazard Group and Lazard Capital Markets LLC and its affiliates. In this agreement, “Lazard Group” means Lazard Group LLC and its direct and indirect subsidiaries.

12.                                 This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, and each of the parties hereby submits to the jurisdiction of such courts. Each party hereby waives on behalf of itself and its successors and assigns any and all right to argue that this choice of forum provision is or has become unreasonable. Each party waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Lazard pursuant to, or the performance by Lazard of the services contemplated by, this agreement.

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If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Daniel M. Aronson
Daniel M. Aronson
Managing Director

AGREED TO AND ACCEPTED
as of the date first above written:

FREEDOM GROUP, INC.

By
Name:
Title:

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Lazard FrÈres & CO. LLC 30 ROCKEFELLER PLAZA NEW YORK, NY 10020 PHONE 212-632-6000 www.lazard.com

June 30, 2009

Freedom Group, Inc.
870 Remington Drive
Madison, NC 27025-0700

Ladies and Gentlemen:

In connection with our engagement to advise and assist you with the matters set forth in the engagement letter of even date herewith, you and we are entering into this letter agreement. It is understood and agreed that in the event that Lazard Frères & Co. LLC or any of our affiliates, or any of our or their respective directors, officers, members, employees, agents or controlling persons, if any (each of the foregoing, including Lazard Frères & Co. LLC, being an “Indemnified Person”), become involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including your securityholders, related to, arising out of or in connection with our engagement, you will promptly reimburse each such Indemnified Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith. You will indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expenses to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to, arising out of or in connection with our engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by you or on your behalf and whether or not in connection with any action, claim, proceeding or investigation in which you or any such Indemnified Person are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted from such Indemnified Person’s bad faith, willful misconduct or gross negligence. You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your securityholders or creditors related to, arising out of or in connection with our engagement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted from such Indemnified Person’s bad faith, willful misconduct or gross negligence. If multiple claims are brought against any Indemnified Person in an arbitration related to, arising out of or in connection with our engagement, and indemnification is permitted under applicable law with respect to at least one such claim, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

PARIS     LONDON     NEW YORK     AMSTERDAM     ATLANTA     BEIJING     BORDEAUX     BOSTON     BRISBANE     CHICAGO     FRANKFURT

HAMBURG      HONG KONG       HOUSTON      LOS ANGELES      LYON      MADRID      MELBOURNE       MILAN       MINNEAPOLIS       MONTREAL      MUMBAI

ROME       SAN FRANCISCO       SÂO PAULO      SEOUL     SHANGHAI       SINGAPORE       STOCKHOLM       SYDNEY       TOKYO       TORONTO        ZURICH

If any action, claim, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, we or such Indemnified Person shall notify you with reasonable promptness; provided, however, that any failure by us or such Indemnified Person to notify you shall not relieve you from your obligations hereunder (except to the extent that you are materially prejudiced by such failure to promptly notify). Unless we or another Indemnified Person have been advised by counsel that there exist actual or potential conflicting interests between you and us or another Indemnified Person, you shall be entitled to assume and control the defense of any such action, claim, proceeding or investigation, including the employment of counsel reasonably satisfactory to us. Any Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) you have failed promptly to assume the defense and employ counsel reasonably satisfactory to us in accordance with the preceding sentence or (ii) we or the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between you and us pr such Indemnified Person; provided, however, that you shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time selected by us for all Indemnified Persons; and such counsel shall, to the extent consistent with its professional responsibilities and any conflict of interests between you and us or another Indemnified Person, cooperate with you and any counsel designated by you.

If for any reason the foregoing indemnification is held unenforceable (other than due to a failure to meet the standard of care set forth above), then you shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you and your securityholders and creditors on the one hand and the Indemnified Persons on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such persons with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or sought to be received, by you and your securityholders and creditors and the Indemnified Persons shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid by or to you and your securityholders and creditors, as the case may be, pursuant to any transaction (whether or not consummated) for which we have been engaged to perform investment banking services bears to (ii) the fees paid or proposed to be paid to us in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for such investment banking services. Your reimbursement, indemnity and contribution obligations under this agreement shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action, proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation. We agree that, without your prior written consent (which will not be unreasonably withheld), we will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, proceeding or investigation in respect of which indemnification or contribution could be sought hereunder. No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby. This agreement and any claim related directly or indirectly to this agreement shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, and each of us hereby submits to the jurisdiction of such courts. Each of us hereby waive on behalf of yourself and your successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable. We and you (each on our own behalf and, to the extent permitted by applicable law, on behalf of our securityholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to, arising out of or in connection with our engagement.

This agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of our engagement.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Daniel M. Aronson
Daniel M. Aronson
Managing Director

AGREED TO AND ACCEPTED
as of the date first above written:

FREEDOM GROUP, INC.

By	/s/ Ted Torbeck
Name:
Title: